Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 17, 2022, with respect to the consolidated financial statements of GXO Logistics, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Stamford, Connecticut

May 12, 2022